Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, (No. 333-101619 and No. 333-41163) of our report, dated February 17, 2006, relating to the consolidated financial statements of Premier Community Bankshares, Inc. included in the Annual Report on Form 10-K of Premier Community Bankshares, Inc. for the year ended December 31, 2005.

/s/  Yount, Hyde & Barbour, P.C.

Winchester, Virginia

March 3, 2006